Exhibit 8.1

90 Park Avenue

New York, NY 10016

212-210-9400 | Fax: 212-210-9444

Boong-Kyu (B.K.) Lee	Direct Dial: 212-905-9138	Email: bklee@alston.com

June 26, 2026

JPMorgan Chase Bank, National Association

270 Park Avenue

New York, New York 10017

Re:	Chase Issuance Trust

Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as special U.S. federal income tax counsel to JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States (the “Bank”), in connection with the preparation of the Registration Statement on Form SF-3 (the “Registration Statement”), which has been filed as of the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of CHASEseries notes (the “Notes”) of Chase Issuance Trust, a Delaware statutory trust, as issuing entity (the “Issuing Entity”) to be issued pursuant to:

(i) the Fifth Amended and Restated Indenture, dated as of December 16, 2024 (the “Master Indenture”), by and between the Issuing Entity and Computershare Trust Company, National Association, a national banking association (“CTCNA”), as indenture trustee (in such capacity, the “Indenture Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”);

(ii) the Fourth Amended and Restated Asset Pool One Supplement, dated as of December 16, 2024 (the “Asset Pool One Supplement”), by and between the Issuing Entity and CTCNA, as Indenture Trustee and as Collateral Agent;

(iii) the Third Amended and Restated CHASEseries Indenture Supplement, dated as of December 16, 2024 (the “CHASEseries Indenture Supplement”), by and between the Issuing Entity and CTCNA, as Indenture Trustee and as Collateral Agent;

(iv) the Terms Document, to be dated as of the date of issuance (the “Terms Document” and, together with the Master Indenture, the Asset Pool One Supplement and the CHASEseries Indenture Supplement, the “Indenture”), by and between the Issuing Entity and CTCNA, as Indenture Trustee and as Collateral Agent;

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JPMorgan Chase Bank, National Association

June 26, 2026

(v) the Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2024 (the “Receivables Purchase Agreement”), by and between the Bank and Chase Card Funding LLC, a Delaware limited liability company, as transferor (“Chase Card Funding”);

(vi) the Fifth Amended and Restated Transfer and Servicing Agreement, dated as of December 16, 2024 (the “Transfer and Servicing Agreement”), by and among the Bank, as servicer, account owner and administrator, Chase Card Funding, as transferor (the “Transferor”), the Issuing Entity, and CTCNA, as Indenture Trustee and as Collateral Agent; and

(vii) the Fifth Amended and Restated Trust Agreement, dated as of December 16, 2024 (the “Trust Agreement”), between Chase Card Funding, as Transferor and beneficiary, and Wilmington Trust Company, a Delaware non-depository trust company, as owner trustee for the Issuing Entity.

The documents listed in clauses (i) to (vii) above are collectively referred to herein as the “Basic Documents.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act.

In rendering our opinion, we have examined and relied upon (a) the Registration Statement, (b) the prospectus (the “Prospectus”) relating to the Notes forming a part of the Registration Statement (c) the Indenture and (d) such other documents that we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed that the parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents and that such documents accurately reflect the material facts of such transactions. For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including electronic signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have relied upon statements of officers and other representatives of the Bank and others, and we have assumed that such statements are and will continue to be true, correct, and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing accuracy of the agreements, documents, certificates and records that we have deemed necessary or appropriate as a basis for our opinion.

JPMorgan Chase Bank, National Association

June 26, 2026

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), United Stated Federal Income Tax Regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “IRS”), and such other authorities that we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities or in the truth, accuracy, or completeness of any of the information, documents, certificates, records, statements, representations, or assumptions upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS or, if challenged, by a court.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions, and limitations contained herein and in the Prospectus, we are of the opinion that, as of the date hereof, under current U.S. federal income tax law, although the discussion set forth in the Prospectus under the caption “U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes, particularly to purchasers subject to special rules under the Code, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations of the purchase, ownership and disposition of the Notes.

This opinion letter is being rendered for the benefit of the Bank in connection with the matters addressed herein. This opinion letter is delivered for use solely in connection with the issuance of the Notes, in the transactions contemplated by the Registration Statement, any related prospectus, and the Basic Documents, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. This opinion letter is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond that expressly stated.

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JPMorgan Chase Bank, National Association

June 26, 2026

We hereby consent to the reference to our firm under the heading “U.S. Federal Income Tax Considerations” and “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and Rule 415 of the General Rules and Regulation promulgated under the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ Boong Kyu (B.K.) Lee
Boong-Kyu (B.K.) Lee, a Partner